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     Filed with the Securities and Exchange Commission on January 20, 2000

                                                Registration No. ___-___________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              Immersion Corporation
             (Exact name of registrant as specified in its charter)

             Delaware                                  94-3180138
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   (State or other jurisdiction             (I.R.S. employer identification no.)
 of incorporation or organization)

                               2158 Paragon Drive
                           San Jose, California 95131
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               (Address of principal executive offices) (Zip code)

                              Immersion Corporation
                             1994 Stock Option Plan
                             1997 Stock Option Plan
                    1999 Employee Stock Purchase Plan and an
                        Individual Stock Option Agreement

                           Louis B. Rosenberg, Ph. D.
                          Chairman of the Board, Chief
                         Executive Officer and President
                              Immersion Corporation
                               2158 Paragon Drive
                               San Jose, CA 95131
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                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 467-1900.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
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                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                              Proposed            Proposed
     Title of Securities to be                                maximum              maximum
            registered1                 Amount to be       offering price         aggregate                Amount of
                                         registered(2)      per share(3)       offering price(3)       registration fee
--------------------------------------------------------------------------------------------------------------------------
1994 Stock Option Plan
Common Stock
Par Value $0.001                          1,149,217            $0.10              $114,921.70

1997 Stock Option Plan
Common Stock                              2,015,594           $32.94           $66,393,666.36
Par Value $0.001                          2,846,923            $4.76           $13,551,353.48

1999 Employee Stock Purchase Plan
Common Stock                                500,000           $28.00           $14,000,000.00
Par Value $0.001

Individual Stock Option Agreement
Common Stock                                 20,175             $.17                $3,429.75
Par Value $0.001

TOTALS                                    6,531,909                            $94,063,371.29             $24,832.73


1 The securities to be registered include options and rights to acquire Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1994 Stock Option Plan and 1997 Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1997 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on January 13, 2000, as reported on the Nasdaq National Market. The 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock , and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on January 13, 2000, as reported on the Nasdaq National Market. The price of the Individual Stock Option Agreement is computed on the basis of the exercise price.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Immersion Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's fiscal year ended December 31, 1998. The prospectus is included in the Company's Registration Statement on Form S-1 (No. 333-86361, filed November 12, 1999).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G filed on November 5, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     Inapplicable.

Item 6. Indemnification of Directors and Officers

     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or

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rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed

     Inapplicable.

Item 8. Exhibits

     See Exhibit Index.

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 17, 2000.


                                       IMMERSION CORPORATION

                                       By: /s/ Louis Rosenberg
                                           ----------------------------
                                           Louis Rosenberg, Ph.D.
                                           Chairman of the Board,
                                           Chief Executive Officer and
                                           President

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                        SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Immersion Corporation whose signatures appear below, hereby constitute and appoint Louis Rosenberg and Victor Viegas, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                Title                                Date
       ---------                                -----                                ----
                                 Chairman of the Board,
/s/ Louis Rosenberg              Chief Executive Officer, and President         January 17, 2000
--------------------------
Louis Rosenberg, Ph. D.



/s/ Victor Viegas                Chief Financial Officer,                       January 18, 2000
--------------------------       (Principal Financial and Accounting
Victor Viegas                    Officer)


/s/ Bruce Schena                 Vice President, Chief Technology Officer,      January 17, 2000
--------------------------       Secretary and Director
Bruce Schena


/s/ Steven Blank                 Director                                       January 14, 2000
--------------------------
Steven Blank


/s/ Jonathan Rubinstein          Director                                       January 14, 2000
--------------------------
Jonathan Rubinstein

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                                  EXHIBIT INDEX
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
4.1    Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 1999 (No.
       333-86361)

4.2 Form of Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.3 to the Company's Registration
       Statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 1999 (No. 333-86361)

4.3 Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 1, 1999 (No. 333-86361)

4.4    Agreement and Plan of Merger between Immersion Corporation, a California
       Corporation, and the Company, is incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 1999 (No. 333-86361)

5      Opinion re legality

23.1   Consent of Counsel (included in Exhibit 5)

23.2   Consent of Deloitte & Touche LLP, Independent Auditors

24 Power of Attorney (included in signature pages to this registration statement)

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